Exhibit 99.1

IDEXX Laboratories Announces Second Quarter Results

WESTBROOK, Maine, Aug. 1, 2019 /PRNewswire/ --

  Reports revenue growth of 7% on a reported basis and 9% on an organic basis, driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 9% reported and 11% organic
  Delivers EPS of $1.43, representing 16% growth on a reported basis and 19% on a comparable constant currency basis, reflecting continued strong CAG Diagnostics recurring revenue growth and operating margin gains
  Refines 2019 revenue guidance to $2,380 million - $2,410 million, reflecting updated expectations for reported revenue growth of 7.5% - 9% and organic revenue growth of 9.5% - 10.5%, supported by CAG Diagnostics recurring reported revenue growth of 9% - 10.5% and consistent expectations for organic revenue growth of 11% - 12%
  Raises 2019 EPS outlook range by $0.05 per share at mid-point to $4.82 - $4.92, reflecting higher expectations for shared-based compensation tax benefits and improved expectations for full year operating performance

IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, reports revenues of $620 million for the second quarter of 2019, an increase of 7% compared to the prior year period on a reported basis, and 9% on an organic basis.

Second quarter results were driven by CAG Diagnostics recurring revenue growth of 9% reported and 11% organic, net of an estimated 0.5% growth headwind related to Brexit order timing and equivalent day effects. Global results reflected 10% reported and 13% organic growth in IDEXX VetLab® consumables, continued strong double-digit gains in U.S. reference laboratory diagnostic and consulting services revenues, and 8% reported and 9% organic revenue growth in rapid assay products revenues. High IDEXX VetLab consumables revenue growth was supported by a 21% year-over-year increase in Catalyst® chemistry analyzer installed base, benefiting from 761 placements at new and competitive accounts in international markets, a 39% year-over-year increase, and 486 Catalyst placements in North America, an 8% year-over-year increase. Overall organic revenue growth results in the second quarter were moderated by comparisons to very strong prior year period instrument placement levels, and flat organic growth in livestock, poultry and dairy ("LPD") revenue, including declines in swine diagnostic testing related to the African swine fever epidemic in China.

Earnings per diluted share ("EPS") was $1.43 for the second quarter, representing reported EPS growth of 16% and comparable constant currency EPS growth of 19%. These results reflected continued strong CAG Diagnostics recurring revenue gains, which supported a higher than projected 140 basis point improvement in operating margins on a reported basis and 120 basis points on a constant currency basis.

The Company is refining its full year 2019 revenue growth outlook to 7.5% - 9% on a reported basis and 9.5% - 10.5% on an organic basis. This reflects adjustments to our reported revenue growth outlook related to updated projections for foreign exchange rate impacts, and a 0.5% reduction to the high end of previous organic growth guidance, incorporating second quarter results. The Company is refining its full year reported revenue growth guidance for CAG Diagnostics recurring revenues to 9% - 10.5% and reinforcing its organic revenue growth guidance of 11% - 12%, consistent with strong year-to-date trends. The Company is raising its 2019 EPS guidance range by $0.05 per share at mid-point to $4.82 - $4.92, reflecting $0.04 per share in benefit from a lower projected effective tax rate from higher share-based compensation tax benefits and $0.02 per share in operational improvement from raised expectations for full year operating margin improvement of 100 - 125 basis points on a constant currency basis and lower interest expense projections. These benefits are partially offset by a $0.01 per share negative impact related to updated foreign exchange rate assumptions. Our updated EPS guidance is for 13% - 15% in reported EPS growth, or 17% - 20% on a comparable constant currency basis, aligned with our long-term performance goals.

"IDEXX business momentum remained strong in the second quarter driven by high organic growth in CAG Diagnostics recurring revenues. The solid performance we continue to deliver is the result of a deep and talented global team, an unrelenting commitment to innovation, a unique multi-modal strategy and our durable recurring revenue business model. We're well positioned to build on this foundation through the expansion of key initiatives like IDEXX Preventive Care, which is building momentum as a driver of increased diagnostic testing, supporting faster growth for engaged IDEXX customers," said Jay Mazelsky, the Company's Interim President and Chief Executive Officer.

Second Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 8% reported and 10% organic revenue growth for the quarter, supported by CAG Diagnostics recurring revenue growth of 9% reported and 11% organic.

  IDEXX VetLab® consumables generated 10% reported and 13% organic revenue growth, net of a combined 1% negative growth impact related to Brexit related stocking orders which benefited the first quarter and reversed in the second quarter, and equivalent day impacts from international holiday timing. IDEXX VetLab consumables growth was supported by ongoing expansion of our global premium instrument installed base, as well as continued strong customer retention, increases in testing utilization and moderate price gains.
  Reference laboratory diagnostic and consulting services generated 8% reported and 10% organic revenue growth. These results were driven by continued strong double-digit organic growth in the U.S., reflecting volume gains with existing customers, moderate net price realization and benefits from net customer additions. Global organic revenue growth rates were moderated by consistent mid single-digit revenue gains in international markets.
  Rapid assay products generated 8% reported and 9% organic revenue growth, driven by continued volume gains in SNAP® 4Dx® Plus Tests, supported by planned promotional programs, increasing customer retention rates and moderate net price gains.

Veterinary software, services and diagnostic imaging systems revenue growth increased 9% on a reported basis and 7% on an organic basis, driven by growth in subscription-based service revenues, including continued expansion of our practice management platforms.

Water

Water achieved revenue growth of 6% on a reported basis and 10% on an organic basis in the second quarter, supported by continued strong growth in international markets and mid single-digit gains in the U.S.

Livestock, Poultry and Dairy ("LPD")

LPD revenue declined 5% on a reported basis and was flat on an organic basis for the second quarter, supported by growth in herd health screening and solid increases in pregnancy and poultry testing. These gains were offset by significant declines in swine diagnostic testing related to African swine fever outbreaks in China, and moderate declines in European disease eradication programs.

Gross Profit and Operating Profit

Gross profits increased 8% year-over-year, and gross margin was 57.7%, an increase of 50 basis points compared to prior year period results on a reported basis and 30 basis points on a constant currency basis. Gross margin improvement was driven by mix benefits from strong growth in IDEXX VetLab consumable and rapid assay revenues and lower relative IDEXX VetLab instrument revenue growth, and continued moderate CAG Diagnostics recurring revenue net price gains. Gains in these areas were partially offset by increased investments in reference laboratory capacity and systems, and expanded field software support resources.

Operating margin was 26.5% in the quarter, 140 basis points higher than the prior year period results on a reported basis and 120 basis points on a constant currency basis, supported by gross margin gains and operating expense leverage on high revenue growth. Operating expenses increased 4% on a reported basis and 6% on a constant currency basis, driven by increases in our CAG segment's sales and marketing costs and research and development spending, with overall expense increases moderated by low constant currency growth in general and administrative costs.

2019 Financial Outlook

The following guidance for 2019 reflects the assumptions that for the remainder of 2019, the value of foreign currencies will remain at the following rates in U.S. dollars:

  the euro at $1.11;
  the British pound at $1.23;
  the Canadian dollar at $0.75; and
  the Australian dollar at $0.68;

and relative to the U.S. dollar:

  the Japanese yen at ¥110.00;
  the Chinese renminbi at RMB 6.97; and
  the Brazilian real at R$3.85.

Outlook for 2019

We are refining our 2019 revenue outlook to $2,380 million - $2,410 million, reflecting expectations for reported revenue growth of 7.5% - 9% and organic revenue growth of 9.5% - 10.5%. At mid-point, the updated revenue outlook is $10 million below our previous guidance, including $5 million of impact related to updated foreign exchange estimates and $5 million in operational refinements related to our second quarter results, resulting in a 0.5% reduction to the high end of our earlier organic revenue growth guidance. Our outlook reflects expectations for CAG Diagnostics recurring reported revenue growth of 9% - 10.5% and consistent expectations for organic revenue growth of 11% - 12%. At the foreign exchange rate assumptions in 2019 noted above, we estimate that the effect of the stronger U.S. dollar will reduce full year 2019 reported revenue growth by approximately 1.5% to 2%.

We are updating our 2019 EPS outlook to $4.82 - $4.92 per share, reflecting an increase of $0.05 per share at mid-point, reflecting $0.04 per share of improvement related to updated estimates for share-based compensation tax benefits and $0.02 per share of benefit from improved expectations for full year operating performance supported by higher projected operating margin gains of 100 - 125 basis points on a constant currency basis and lower projected interest expense. For the full year, we now expect a foreign exchange headwind of $0.04 per share, a $0.01 higher impact compared to previously projected impact, net of projected hedge gains of approximately $11.5 million in 2019. The updated outlook represents EPS growth of 13% - 15% on a reported basis, and 17% - 20% on a comparable constant currency growth basis.

The Company continues to project free cash flow at approximately 60% - 65% of net income in 2019, including an estimated $70 million of capital spending related to the completion of our Westbrook, Maine headquarters expansion and the relocation and expansion of our core laboratory in Germany. For 2019, the Company projects capital spending of approximately $160 million - $175 million.

The Company provides the following updated guidance for 2019:

Amounts in millions except per share data and percentages

		Guidance Range			Growth Definition	Year-over-year Growth

Revenue		$2,380	-	$2,410	Reported	7.5%	-	9%
					Organic Revenue Growth	9.5%	-	10.5%

EPS		$4.82	-	$4.92	Reported	13%	-	15%
					Comparable Constant Currency	17%	-	20%

Operating Cash Flow	~	100% - 105% of net income

Free Cash Flow	~	60% - 65% of net income

Capital Expenditures	~	$160 million - $175 million

We now expect an effective tax rate of approximately 19.5% - 20%, incorporating expectations for a benefit from share-based compensation accounting of $12 million - $14 million or approximately 250 basis points. We are now projecting a reduction in weighted average shares outstanding of approximately 1%, and interest expense, net of interest income, of approximately $34 million reflecting current and projected borrowings.

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (Eastern) to discuss its second quarter 2019 results and management's outlook. To participate in the conference call, dial 1-800-230-1093 or 1-612-288-0337 and reference confirmation code 470018. Replay of the conference call will be available through Thursday, August 8, 2019 by dialing 1-800-475-6701 or 1-320-365-3844 and referencing replay code 470018. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (Eastern) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX employs more than 8,000 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "2019 Financial Outlook", "Outlook for 2019", and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates; and projected operating margins and expenses, capital expenditures, gains from foreign currency hedging transactions, tax and EPS benefits from share-based compensation arrangements, effective tax rates, weighted average shares outstanding and interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and in the corresponding sections of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted second quarter 2019 results as follows: decreased revenue growth by 2%, decreased gross profit growth by approximately 2%, increased gross profit margin growth by 20 basis points, decreased operating expense growth by 2%, decreased operating profit growth by 1%, increased operating profit margin growth by 20 basis points, and decreased EPS growth by 2%. Estimated currency changes are also expected to decrease projected full year 2019 revenue growth by approximately 1.5% to 2.0%, decrease projected full year 2019 CAG Diagnostics recurring revenue growth by approximately 1.5% to 2.0%, increase projected operating profit margin growth by approximately 20 basis points, decrease projected 2019 EPS growth by approximately 1%, decrease projected third quarter revenue growth by approximately 1.5%, and increase projected third quarter operating margin growth by approximately 30 basis points. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and six months ended June 30, 2019.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates and revenue from certain business acquisitions. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and six months ended June 30, 2019. See the constant currency note above for the impacts of estimated currency changes to third quarter and full year 2019, as well projected full year 2019 organic revenue growth for the Company. The percentage change in revenue resulting from acquisitions represents incremental revenues attributable to business acquisitions that have occurred since the beginning of the prior year period. We exclude only acquisitions that are considered to be a business from organic revenue growth. For more detail on what acquisitions we consider to be a business in computing organic growth, please see Management's Discussion and Analysis of Financial Conditions and Results of Operations, Non-GAAP Financial Measures, contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. For the calculation of projected full year and third quarter 2019 organic revenue growth, and projected full year 2019 CAG Diagnostics recurring organic revenue growth, the impacts of revenue from acquisitions is immaterial.

Comparable constant currency EPS growth - Comparable constant currency EPS growth is a non-GAAP financial measure that excludes the tax benefits of share-based compensation activity under ASU 2016-09. Management believes comparable constant currency EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Share-based compensation activity is expected to increase projected EPS by $0.14 to $0.16 per share for the full year 2019 compared to $0.24 per share for the full year 2018, and increased second quarter 2019 EPS by $0.05 per share compared to $0.05 per share in the second quarter of 2018. These impacts and those described in the constant currency note above reconcile reported EPS growth to comparable constant currency EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. See the supplementary analysis of results below for our calculation of free cash flow for the six months ended June 30, 2019 and 2018. To estimate projected 2019 free cash flow, we have deducted projected purchases of property and equipment, also referred to as capital expenditures, of $160 million - $175 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization and share-based compensation. Management believes that using Adjusted EBITDA, gross debt and net debt in the Adjusted EBITDA ratio is a useful and recognized measure for evaluating financial leverage. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratio are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2019	2018	2019	2018
Revenue:	Revenue	$620,103	$580,752	$1,196,159	$1,118,408
Expenses and Income:	Cost of revenue	262,250	248,313	506,709	482,870
	Gross profit	357,853	332,439	689,450	635,538
	Sales and marketing	101,364	96,255	207,948	196,356
	General and administrative	59,955	61,080	120,316	122,011
	Research and development	32,259	29,510	63,773	58,533
	Income from operations	164,275	145,594	297,413	258,638
	Interest expense, net	(8,153)	(8,285)	(16,499)	(16,980)
	Income before provision for income taxes	156,122	137,309	280,914	241,658
	Provision for income taxes	30,421	28,629	52,504	43,502
Net Income:	Net income	125,701	108,680	228,410	198,156
	Less: Noncontrolling interest in subsidiary's earnings	(5)	(11)	23	14
	Net income attributable to stockholders	$125,706	$108,691	$228,387	$198,142
	Earnings per share: Basic	$1.46	$1.25	$2.65	$2.27
	Earnings per share: Diluted	$1.43	$1.23	$2.61	$2.23
	Shares outstanding: Basic	86,215	87,004	86,210	87,166
	Shares outstanding: Diluted	87,615	88,596	87,594	88,786

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2019	2018	2019	2018
Operating Ratios	Gross profit	57.7%	57.2%	57.6%	56.8%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	26.0%	27.1%	27.4%	28.5%
	Research and development expense	5.2%	5.1%	5.3%	5.2%
	Income from operations[1]	26.5%	25.1%	24.9%	23.1%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		June 30,	Percent of	June 30,	Percent of
		2019	Revenue	2018	Revenue
Revenue:	CAG	$547,349		$507,487
	Water	34,764		32,658
	LPD	33,104		34,998
	Other	4,886		5,609
	Total	$620,103		$580,752

Gross Profit:	CAG	$311,639	56.9%	$285,910	56.3%
	Water	24,876	71.6%	23,079	70.7%
	LPD	19,698	59.5%	20,687	59.1%
	Other	2,026	41.5%	2,613	46.6%
	Unallocated Amounts	(386)	N/A	150	N/A
	Total	$357,853	57.7%	$332,439	57.2%

Income from Operations:	CAG	$144,583	26.4%	$129,796	25.6%
	Water	16,567	47.7%	15,122	46.3%
	LPD	6,393	19.3%	6,471	18.5%
	Other	752	15.4%	1,130	20.1%
	Unallocated Amounts	(4,020)	N/A	(6,925)	N/A
	Total	$164,275	26.5%	$145,594	25.1%

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Six Months Ended		Six Months Ended
		June 30,	Percent of	June 30,	Percent of
		2019	Revenue	2018	Revenue
Revenue:	CAG	$1,056,267		$978,320
	Water	65,074		61,801
	LPD	64,610		67,238
	Other	10,208		11,049
	Total	$1,196,159		$1,118,408

Gross Profit:	CAG	$599,127	56.7%	$547,843	56.0%
	Water	47,015	72.2%	43,441	70.3%
	LPD	38,737	60.0%	38,334	57.0%
	Other	4,753	46.6%	4,687	42.4%
	Unallocated Amounts	(182)	N/A	1,233	N/A
	Total	$689,450	57.6%	$635,538	56.8%

Income from Operations:	CAG	$259,605	24.6%	$230,194	23.5%
	Water	30,349	46.6%	27,584	44.6%
	LPD	12,643	19.6%	9,432	14.0%
	Other	2,278	22.3%	1,628	14.7%
	Unallocated Amounts	(7,462)	N/A	(10,200)	N/A
	Total	$297,413	24.9%	$258,638	23.1%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	June 30,	June 30,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2019	2018	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$547,349	$507,487	$39,862	7.9%	(1.8)%	0.1%	9.5%
United States	367,031	334,865	32,166	9.6%	—	0.1%	9.5%
International	180,318	172,622	7,696	4.5%	(5.4)%	0.1%	9.7%
Water	34,764	32,658	2,106	6.4%	(3.2)%	—	9.6%
United States	16,759	15,740	1,019	6.5%	—	—	6.5%
International	18,005	16,918	1,087	6.4%	(6.3)%	—	12.8%
LPD	33,104	34,998	(1,894)	(5.4)%	(5.0)%	—	(0.5)%
United States	3,309	3,681	(372)	(10.1)%	—	—	(10.1)%
International	29,795	31,317	(1,522)	(4.9)%	(5.6)%	—	0.7%
Other	4,886	5,609	(723)	(12.9)%	—	—	(12.9)%
Total Company	$620,103	$580,752	$39,351	6.8%	(2.1)%	0.1%	8.7%
United States	388,875	356,736	32,139	9.0%	—	0.1%	8.9%
International	231,228	224,016	7,212	3.2%	(5.4)%	0.1%	8.5%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	June 30,	June 30,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2019	2018	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$477,431	$437,666	$39,765	9.1%	(1.9)%	—	11.0%
IDEXX VetLab consumables	175,159	158,620	16,539	10.4%	(2.5)%	—	12.9%
Rapid assay products	68,605	63,362	5,243	8.3%	(1.0)%	—	9.3%
Reference laboratory diagnostic and consulting services	213,892	197,268	16,624	8.4%	(1.7)%	—	10.1%
CAG Diagnostics services and accessories	19,775	18,416	1,359	7.4%	(2.1)%	—	9.5%
CAG Diagnostics capital – instruments	31,526	34,544	(3,018)	(8.7)%	(2.2)%	—	(6.5)%
Veterinary software, services and diagnostic imaging systems	38,392	35,277	3,115	8.8%	(0.4)%	1.8%	7.4%
Net CAG revenue	$547,349	$507,487	$39,862	7.9%	(1.8)%	0.1%	9.5%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Six Months Ended
				Reported	Percentage	Percentage	Organic
	June 30,	June 30,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2019	2018	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$1,056,267	$978,320	$77,947	8.0%	(2.2)%	0.1%	10.0%
United States	704,905	643,151	61,754	9.6%	—	0.2%	9.4%
International	351,362	335,169	16,193	4.8%	(6.4)%	0.1%	11.1%
Water	65,074	61,801	3,273	5.3%	(3.6)%	—	8.9%
United States	31,363	29,661	1,702	5.7%	—	—	5.7%
International	33,711	32,140	1,571	4.9%	(7.1)%	—	12.0%
LPD	64,610	67,238	(2,628)	(3.9)%	(5.6)%	—	1.7%
United States	6,572	6,994	(422)	(6.0)%	—	—	(6.0)%
International	58,038	60,244	(2,206)	(3.7)%	(6.3)%	—	2.6%
Other	10,208	11,049	(841)	(7.6)%	—	—	(7.6)%
Total Company	$1,196,159	$1,118,408	$77,751	7.0%	(2.4)%	0.1%	9.3%
United States	747,163	684,197	62,966	9.2%	—	0.2%	9.0%
International	448,996	434,211	14,785	3.4%	(6.3)%	0.1%	9.6%

	Six Months Ended
				Reported	Percentage	Percentage	Organic
	June 30,	June 30,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2019	2018	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$921,222	$843,714	$77,508	9.2%	(2.2)%	—	11.4%
IDEXX VetLab consumables	342,370	308,133	34,237	11.1%	(2.8)%	—	13.9%
Rapid assay products	123,036	115,379	7,657	6.6%	(1.2)%	—	7.9%
Reference laboratory diagnostic and consulting services	416,550	384,205	32,345	8.4%	(2.0)%	—	10.5%
CAG Diagnostics services and accessories	39,266	35,997	3,269	9.1%	(2.9)%	—	11.9%
CAG Diagnostics capital – instruments	60,275	65,439	(5,164)	(7.9)%	(2.8)%	—	(5.1)%
Veterinary software, services and diagnostic imaging systems	74,770	69,167	5,603	8.1%	(0.5)%	2.0%	6.6%
Net CAG revenue	$1,056,267	$978,320	$77,947	8.0%	(2.2)%	0.1%	10.0%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		June 30,	December 31,
		2019	2018
Assets:	Current Assets:
	Cash and cash equivalents	$110,845	$123,794
	Accounts receivable, net	286,154	248,855
	Inventories	196,876	173,303
	Other current assets	118,423	108,220
	Total current assets	712,298	654,172
	Property and equipment, net	469,982	437,270
	Other long-term assets, net	541,957	445,907
	Total assets	$1,724,237	$1,537,349
Liabilities and Stockholders'
Equity (Deficit):	Current Liabilities:
	Accounts payable	$67,606	$69,534
	Accrued liabilities	256,329	260,683
	Line of credit	251,528	398,937
	Deferred revenue	43,446	41,290
	Total current liabilities	618,909	770,444
	Long-term debt	700,552	601,348
	Other long-term liabilities, net	233,227	174,790
	Total long-term liabilities	933,779	776,138
	Total stockholders' equity (deficit)	171,246	(9,513)
	Noncontrolling interest	303	280
	Total stockholders' equity (deficit)	171,549	(9,233)
	Total liabilities and stockholders' equity (deficit)	$1,724,237	$1,537,349

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)

		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Selected Balance Sheet Information:	Days sales outstanding[1]	41.7	42.0	42.6	44.3	41.2
	Inventory turns[2]	2.1	2.0	2.3	2.1	2.2

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product sales for the twelve months preceding each quarter-end divided by the inventory balance at the end of the quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Six Months Ended
		June 30,	June 30,
		2019	2018
Operating:	Cash Flows from Operating Activities:
	Net income	$228,410	$198,156
	Non-cash charges	60,381	64,299
	Changes in assets and liabilities	(117,311)	(108,727)
	Net cash provided by operating activities	171,480	153,728
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(71,987)	(51,377)
	Purchase of marketable securities	—	(87)
	Proceeds from the sale and maturities of marketable securities	—	284,125
	Acquisition of a business	(304)	—
	Net cash (used) provided by investing activities	(72,291)	232,661
Financing:	Cash Flows from Financing Activities:
	Repayments on revolving credit facilities, net	(147,519)	(218,000)
	Issuance of senior notes	100,000	—
	Debt issuance costs	(142)	—
	Payment of acquisition-related contingent consideration	(1,695)	(1,000)
	Repurchases of common stock	(74,994)	(189,884)
	Proceeds from exercises of stock options and employee stock purchase plans	19,653	21,905
	Shares withheld for statutory tax withholding on restricted stock	(7,572)	(8,720)
	Net cash used by financing activities	(112,269)	(395,699)
	Net effect of changes in exchange rates on cash	131	(3,806)
	Net decrease in cash and cash equivalents	(12,949)	(13,116)
	Cash and cash equivalents, beginning of period	123,794	187,675
	Cash and cash equivalents, end of period	$110,845	$174,559

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)

		Six Months Ended
		June 30,	June 30,
		2019	2018
Free Cash Flow:	Net cash provided by operating activities	$171,480	$153,728
	Investing cash flows attributable to purchases of property and equipment	(71,987)	(51,377)
	Free cash flow[1]	$99,493	$102,351

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Shares repurchased in the open market	86	517	353	982
Shares acquired through employee surrender for statutory tax withholding	1	1	37	49
Total shares repurchased	87	518	390	1,031

Cost of shares repurchased in the open market	$20,285	$105,774	$74,147	$191,962
Cost of shares for employee surrenders	169	165	7,572	8,720
Total cost of shares	$20,454	$105,939	$81,719	$200,682

Average cost per share – open market repurchases	$235.94	$204.69	$209.81	$195.47
Average cost per share – employee surrenders	$249.77	$215.36	$207.16	$179.41
Average cost per share – total	$236.04	$204.71	$209.56	$194.71

Contact: John Ravis, Investor Relations, 1-207-556-8155